UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2019

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 regarding the termination of the Short Term Credit Facility (as defined below) is incorporated into this Item 1.02 by reference.

Item 8.01. Other Events.

As previously disclosed, on October 1, 2018, ServiceMaster Global Holdings, Inc. (“ServiceMaster”) completed the distribution of approximately 80.2% of the outstanding common stock of frontdoor, inc. (“Frontdoor”) to ServiceMaster’s stockholders (the “Distribution”).  After giving effect to the Distribution, ServiceMaster retained 16,734,092 shares of Frontdoor common stock (collectively, the “Retained Shares”), held via its indirect wholly owned subsidiary, The ServiceMaster Company, LLC (the “Company”).

Also as previously disclosed, on March 12, 2019, the Company entered into a credit agreement (the “Short Term Credit Agreement”) with Chase Lincoln First Commercial Corporation (“Chase Lincoln”), as lender, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and certain other financial institutions party thereto, providing for a $600 million term loan facility (the “Short Term Credit Facility”).  The Company borrowed $600 million under the Short Term Credit Facility on March 12, 2019.

Pursuant to an exchange agreement, dated as of March 20, 2019, by and between the Company and Chase Lincoln, on March 27, 2019 the Company transferred all of the Retained Shares to Chase Lincoln to repay and retire a portion of the indebtedness outstanding under the Short Term Credit Facility (such exchange, the “Debt-for-Equity Exchange”).  In addition, the Company terminated the Short Term Credit Agreement following a cash prepayment of the remaining balance under the Short Term Credit Facility.

Immediately after giving effect to the Debt-for-Equity Exchange, ServiceMaster no longer owned any shares of Frontdoor common stock.

The Company will use the net proceeds of the Short Term Credit Facility to primarily repay principal, interest, or premium on the term loans under the Company’s amended and restated credit agreement, dated as of November 8, 2016, among the Company, JPMorgan Chase, as administrative agent, collateral agent and issuing bank, the lenders and other financial institutions party thereto and to repay, repurchase or retire certain other existing indebtedness of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2019	SERVICEMASTER GLOBAL HOLDINGS, INC.

	By:	/s/ Anthony D. DiLucente
		Name:	Anthony D. DiLucente
		Title:	Senior Vice President and Chief Financial Officer

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